AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2006

REGISTRATION NO. 333-126223

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2
on
FORM S-3/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERSO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1484525
(State or other	(I.R.S. Employer
jurisdiction of	Identification No.)
incorporation or
organization)

400 Galleria Parkway
Suite 200
Atlanta, Georgia 30339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Juliet M. Reising
Chief Financial Officer
400 Galleria Parkway
Suite 200
Atlanta, Georgia 30339
(678) 589-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert C. Hussle, Esq.
Rogers & Hardin LLP
2700 International Tower,
229 Peachtree Street, NE
Atlanta, Georgia 30303
(404) 522-4700

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or investment reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or investment reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Proposed
Title of each class		maximum		Amount of
of securities to be	Amount	offering price	Aggregate offering	registration
registered	to be registered (1)	per unit(2)	price (2)	fee (3)
common stock, par value $.01 per share	189,997 shares	$1.40	$266,000	$31.31

(1)	Represents outstanding shares of the registrant’s common stock held by the selling shareholders named in the prospectus contained herein and any supplements thereto. The number of shares of the registrant’s common stock listed as the amount to be registered has been adjusted to reflect the 1-for-5 reverse stock split of the registrant’s outstanding common stock effective as of October 11, 2005 (the “Reverse Split”).

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933 based upon the average of the high and low prices (as adjusted for the Reverse Split) of the registrant’s common stock on June 28, 2005, on The Nasdaq Capital Market.

(3)	Previously paid with the initial filing of this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT VERSO TECHNOLOGIES, INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
PROSPECTUS DATED APRIL 18, 2006

PROSPECTUS

189,997 SHARES OF COMMON STOCK

OF

VERSO TECHNOLOGIES, INC.

This prospectus covers the sale of up to 189,997 shares of common stock, par value $0.01 per share (the “Common Stock”), of Verso Technologies, Inc. (the “Company”) by the selling shareholders (the “Selling Shareholders”) identified in this prospectus under the section titled “Selling Shareholders.” The number of shares of Common Stock registered hereby has been adjusted to reflect the 1-for-5 reverse stock split of the outstanding shares of Common Stock which became effective on October 11, 2005 (the “Reverse Split”).

The Company will not receive any proceeds from the sale of the shares of Common Stock by any Selling Shareholder. The Company has agreed to bear all expenses of registration of the Common Stock offered hereby under Federal and state securities laws.

The Common Stock is listed on The Nasdaq SmallCap Market under the symbol “VRSO.” The last reported sale price of the Common Stock as reported on The Nasdaq Capital Market on April 13, 2006 was $1.27 per share.

The Selling Shareholders, directly or through agents, brokers or dealers designated from time to time, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. See the section of this prospectus titled “Plan of Distribution.”

The Company has also filed with the Securities and Exchange Commission (the “SEC”) registration statements on Form S-3 which register the resale of up to 12,444,135 shares of Common Stock (the “Concurrent Registration Statements”). The selling shareholders identified in the Concurrent Registration Statements may sell the shares of Common Stock registered for their accounts therein from time to time on terms to be determined at the time of sale in accordance with the Plan of Distribution included in the prospectus which forms a part of such Concurrent Registration Statements.

See the section of this prospectus titled “Risk Factors” beginning on page 2 for certain factors relating to an investment in the shares of Common Stock offered hereby.

Neither the SEC nor any other state securities commission has approved or disapproved of the Common Stock offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2006.

SUMMARY

About Verso Technologies, Inc.

     The Company is a global technology provider of next-generation network packet-based bundled technology solutions for service providers. These products enable customers to reduce communications costs, generate additional revenue and secure and optimize network bandwidth. The Company focuses on softswitch, prepaid and compression technologies that optimize bandwidth and enable next-generation protocols such as Voice over Internet Protocol  (“VoIP”), as well as other advanced protocols. The Company is creating open and scalable solutions that are compatible with industry standards and are in emerging high growth areas in international and domestic communications markets.

About the Offering and this Prospectus

     This prospectus covers the resale of up to 189,997 shares of Common Stock by the Selling Shareholders identified in this prospectus under the section of this prospectus titled “Selling Shareholders.” The Company will not receive any proceeds from the resale of shares by any Selling Shareholder. See the section of this prospectus titled “Use of Proceeds.” The Company has agreed to bear all expenses of registration of the Common Stock offered by this prospectus.

     This prospectus is part of a registration statement that the Company has filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, the Selling Shareholders may, from time to time, sell the Common Stock described in this prospectus. The Company may prepare a prospectus supplement at any time to add, update or change the information contained in this prospectus. This prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of the Company, be aware that such reference is not necessarily complete and you should refer to the exhibits that are filed with or incorporated by reference in the registration statement for a copy of the agreement or other document. You should read this prospectus and any prospectus supplement, together with the registration statement, the exhibits filed with or incorporated by reference into the registration statement and the additional information described under the section of this prospectus titled “Where You Can Find More Information.”

RISK FACTORS

The price of the Common Stock has been volatile.
     The stock market in general and the market for technology companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. From September 13, 2002 to April 13, 2006, the per share closing price of the Common Stock on The Nasdaq Capital Market fluctuated from a high of $5.07 to a low of $0.22. The Company believes that the volatility of the price of the Common Stock does not solely relate to the Company’s performance and is broadly consistent with volatility experienced in the Company’s industry. Fluctuations may result from, among other reasons, responses to operating results, announcements by competitors, regulatory changes, economic changes, market valuation of technology firms and general market conditions.
     In addition, in order to respond to competitive developments, the Company may from time to time make pricing, service or marketing decisions that could harm its business. Also, the Company’s operating results in one or more future quarters may fall below the expectations of securities analysts and investors. In either case, the trading price of the Common Stock would likely decline.

          The trading price of the Common Stock could continue to be subject to wide fluctuations in response to these or other factors, many of which are beyond the Company’s control. If the market price of the Common Stock decreases, then shareholders may not be able to sell their shares of Common Stock at a profit.
The Company may be unable to fund future growth.
     The Company’s business strategy calls for growth internally as well as through acquisitions. The Company has invested substantial funds in its sales and marketing efforts in order to grow revenues. This strategy to increase sales and marketing resources as well as other strategies for growth internally which the Company may implement now or in the future will require funding for additional personnel, capital expenditures and other expenses, as well as for working capital purposes. Financing may not be available to the Company on favorable terms or at all. If adequate funds are not available on acceptable terms, then the Company may not be able to meet its business objectives for expansion. This, in turn, could harm the Company’s business, results of operations and financial condition. In addition, if the Company raises additional funds through the issuance of equity or convertible debt securities, then the percentage ownership of the Company’s shareholders will be reduced, and any new securities could have rights, preferences and privileges senior to those of the Common Stock. Furthermore, if the Company raises capital or acquires businesses by incurring indebtedness, then the Company will become subject to the risks associated with indebtedness, including interest rate fluctuations and any financial or other covenants that the Company’s lender may require. Moreover, if the Company’s strategy to invest in its sales and marketing efforts in order to grow revenues does not produce the desired result, then the Company will have incurred significant expenses for which it may or may not have obtained adequate funding to cover.
The Company has a history of losses and may not be profitable in the future.
     The Company has a history of net losses, including net losses of $20.1 million for the 2005 fiscal year, $38.8 million for the 2004 fiscal year, $18.3 million for the 2003 fiscal year, $2.7 million for the 2002 fiscal year and $147.6 million for the 2001 fiscal year. As of December 31, 2005, the Company had an accumulated deficit of $332.0 million. Further, developing the Company’s business strategy and expanding the Company’s services will require significant additional capital and other expenditures. Accordingly, if the Company is not able to increase its revenue, then it may never generate sufficient revenues to achieve or sustain profitability.
The Common Stock may be delisted from The Nasdaq Capital Market.
     The Common Stock is currently quoted on The Nasdaq Capital Market. The Company must satisfy certain minimum listing maintenance requirements to maintain such quotation, including a series of financial tests relating to shareholders equity or net income or market value, public float, number of market makers and shareholders, market capitalization, and maintaining a minimum bid price of $1.00 per share for the Common Stock.
     On November 11, 2004, The Nasdaq Stock Market notified the Company that for the last 30 consecutive business days the bid price for the Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion of the Common Stock on The Nasdaq Capital Market as required by Marketplace Rule 4310(c)(4) (the “Rule”). In accordance with Marketplace Rule 4310(c)(8)(D), the Company had 180 calendar days, or until May 10, 2005, to regain compliance with the Rule by having the bid price of the Common Stock close at $1.00 per share or more for a minimum of 10 consecutive business days at anytime before May 10, 2005. The Company did not obtain compliance with the bid price requirement of the Rule by May 10, 2005; however, because the Company met all of the other initial listing criteria set forth in Marketplace Rule 4310(c) other than the bid price requirement, the Company had an additional 180 calendar day compliance period in which to demonstrate compliance with the Rule. In order to comply with the Rule, the Company’s Board of Directors amended the Company’s Articles of Incorporation to provide for a 1-for-5 reverse stock split of the outstanding Common Stock, pursuant to which every one share of Common Stock issued and outstanding was automatically reclassified and converted into one-fifth of a share of Common Stock, effective as of October 11, 2005. The reverse split enabled the Company to maintain the minimum listing requirements to continue its quotation on The Nasdaq Capital Market without interruption. However, it is possible that the bid price of the Common Stock could again fall below $1.00 for a period of 30 consecutive business days resulting in another infraction under the Rule. If the Company is unable to satisfy the Rule or any other continued listing requirement of The Nasdaq Capital Market, then the Common Stock may be subject to delisting.

     If the Common Stock is delisted from The Nasdaq Capital Market, then the Common Stock may trade on the Over-the-Counter-Bulletin Board, which is viewed by most investors as a less desirable and less liquid market place. Delisting from The Nasdaq Capital Market could make trading the Common Stock more difficult for the Company’s investors, leading to declines in share price. Delisting of the Common Stock would also make it more difficult and expensive for the Company to raise additional capital. Furthermore, delisting of the Common Stock is an event of default under the Company’s credit facility with the Company’s primary lender, the Company’s outstanding 7.5% convertible debentures and 6% senior unsecured convertible debentures and, through certain cross default provisions, the Loan and Security Agreement the Company entered into with Clarent Corporation in connection with the Company’s acquisition of substantially all of the business assets, and certain related liabilities, of Clarent Corporation on February 12, 2003.
The Company’s growth could be limited if it is unable to attract and retain qualified personnel.
     The Company believes that its success depends largely on its ability to attract and retain highly skilled and qualified technical, managerial and marketing personnel. Competition for highly skilled engineering, sales, marketing and support personnel is intense because there is a limited number of people available with the necessary technical skills and an understanding of the markets which the Company serves. Workforce reductions by the Company during recent years may adversely affect the Company’s ability to retain its current employees and recruit new employees. The inability to hire or retain qualified personnel could hinder the Company’s ability to implement its business strategy and harm its business.
The Company is exposed to the general condition of the telecommunications market.
The Company’s business is subject to global economic conditions, and in particular, market conditions in the telecommunications industry. The Company’s operations could be adversely affected if capital spending from telecommunications service providers do not grow or decline. If global economic conditions worsen, or if the prolonged slowdown in the telecommunications industry continues, then the Company may experience adverse operating results.
The Company’s need to invest in research and development could harm the Company’s operating results.
The Company’s industry is characterized by the need for continued investment in research and development. If the Company fails to invest sufficiently in research and development, then the Company’s products could become less attractive to potential customers, which could have a material adverse effect on the Company’s results of operations and financial condition. As a result of the Company’s need to maintain or increase its spending levels in this area, the Company’s operating results could be materially harmed if the Company’s net sales fall below expectations. In addition, as a result of the need for research and development and technological innovation, the Company’s operating costs may increase in the future.
The market for converged communications solutions is still in its infancy and rapidly evolving. If this market does not develop and grow as expected, then it could have a material adverse effect on the Company’s business.
While the Company believes there is a significant growth opportunity in providing converged communications solutions to its customers, there can be no assurances that this technology will be widely accepted or that a viable market for the Company’s products will fully develop or be sustainable. If this market does not develop, or develops more slowly than expected, then the Company may not be able to sell its products in significant volume, or at all. Due to the intense competition in this market and the recent introduction of this technology, there can be no assurance that the Company will succeed in this evolving marketplace.
Intellectual property infringement claims against the Company, even without merit, could require the Company to enter into costly licenses or deprive the Company of the technology it needs.
The Company’s industry is technology intensive. As the number of competitors in the Company’s target markets increases and the functionality of the products produced by such competitors further overlaps, third parties may claim that the technology the Company develops or licenses infringes their proprietary rights. Any claims against the Company or any of its subsidiaries may affect the Company’s business, results of operations and financial conditions. Any infringement claims, even those without merit, could require the Company to pay damages or settlement amounts or could require the Company to develop non-infringing technology or enter into costly royalty or licensing agreements to avoid service implementation delays. Any litigation or potential litigation could result in product delays, increased costs or both. In addition, the cost of litigation and the resulting distraction of the Company’s management resources could have a material adverse effect on the Company’s results of operations and financial condition. If successful, a claim of product infringement could deprive the Company of the technology it needs altogether.

Failure to protect the Company’s intellectual property rights could have a material adverse effect on the Company’s business.
          The Company’s success depends in part upon the protection of the Company’s proprietary application software and hardware products. The Company has taken steps that it believes are adequate to establish, protect and enforce its intellectual property rights. The Company cannot assure you that these efforts will be adequate. Despite the Company’s efforts to protect the Company’s proprietary rights, unauthorized parties may attempt to copy or otherwise obtain rights to use the Company’s products or technology.
     The Company has pending several patent applications related to its products. There can be no assurance that these patents will be issued. Even if these patents are issued, the limited legal protection afforded by patent, trademark, trade secret and copyright laws may not be sufficient to protect the Company’s proprietary rights to the intellectual property covered by these patents.
     Furthermore, the laws of many foreign countries in which the Company does business do not protect intellectual property rights to the same extent or in the same manner as do the laws of the United States. In addition, it is necessary to file for patent and trademark protection in foreign countries in order to obtain legal protection in those countries. The Company has made such international filings only on a limited basis. These efforts may not be sufficient and additional filings may be cost prohibitive. Additionally, even if the Company’s domestic and international efforts are successful, the Company’s competitors may independently develop non-infringing technologies that are substantially similar or superior to the Company’s technologies.
If the Company’s products contain defects, then the Company’s sales are likely to suffer, and the Company may be exposed to legal claims.
     The Company’s business strategy calls for the development of new products and product enhancements which may from time to time contain defects or result in failures that the Company did not detect or anticipate when introducing such products or enhancements to the market. In addition, the markets in which the Company’s products are used are characterized by a wide variety of standard and non-standard configurations and by errors, failures and bugs in third-party platforms that can impede proper operation of the Company’s products. Despite product testing by the Company, defects may still be discovered in some new products or enhancements after the products or enhancements are delivered to customers. The occurrence of these defects could result in product returns, adverse publicity, loss of or delays in market acceptance of the Company’s products, delays or cessation of service to the Company’s customers or legal claims by customers against the Company.
     To the extent that contractual provisions that limit the Company’s exposure to legal claims are unenforceable or such claims are not covered by insurance, a successful products liability claim could have a material adverse effect on the Company’s business, results of operations and financial condition.
The Company may be obligated to indemnify customers who purchase equipment from the Company against claims of patent infringement.
     In the course of the Company’s business, the Company may sell certain equipment and license software to its customers, and in connection with such sale and license, may agree to indemnify these customers from claims made against them by third parties for patent infringement related to such equipment and software. If the Company is required to make any payments in respect of these indemnification obligations, then it could have a material adverse effect on its business, results of operations and financial condition.
The Company’s focus on emerging markets could make achievement of its sales goals more difficult.
     The Company focuses a large part of its sales efforts on emerging markets, including the Middle East, Africa and Latin America. These markets can be more volatile and less predictable than more developed markets. In addition, there is less of a track record for demand for communications products in these markets and both service providers and end users tend to have less capital to spend on communications products. These elements could impact the Company’s ability to meet its sales objectives.

Sales to customers based outside the United States have accounted for a significant portion of the Company’s revenues, which exposes the Company to risks inherent in international operations.
     International sales represented 73% of the revenues for the Company’s Packet-based Technologies Group for the year ended December 31, 2005 and 68% of the revenues for such group for the year ended December 31, 2004. Furthermore, the Company expects sales to international markets to increase as a percentage of revenues in the future. International sales are subject to a number of risks, including changes in foreign government regulations, laws, and communications standards; export license requirements; currency fluctuations, tariffs and taxes; other trade barriers; difficulty in collecting accounts receivable; longer accounts receivable collection cycles; difficulty in managing across disparate geographic areas; difficulties in hiring qualified local personnel; difficulties associated with enforcing agreements and collecting receivables through foreign legal systems; expenses associated with localizing products for foreign markets; and political and economic instability, including disruptions of cash flow and normal business operations that may result from terrorist attacks or armed conflict.
     If the relative value of the U.S. dollar in comparison to the currency of the Company’s foreign customers should increase, then the resulting effective price increase of the Company’s products to these foreign customers could result in decreased sales. In addition, to the extent that general economic downturns in particular countries or regions impact the Company’s customers, the ability of these customers to purchase the Company’s products could be adversely affected especially for some of the more significant projects. Payment cycles for international customers can be longer than those for customers in the United States. The foreign markets for the Company’s products may develop more slowly than currently anticipated. Also, the Company’s ability to expand the sale of certain of its products internationally is limited by the necessity of obtaining regulatory approval in new countries. The Company anticipates that its non-Canadian, foreign sales will generally be invoiced in U.S. dollars, and does not currently plan to engage in foreign currency hedging transactions. As the Company expands its international operations, however, it may allow payment in foreign currencies, and exposure to losses in foreign currency transactions may increase. The Company may choose to limit any currency exposure through the purchase of forward foreign exchange contracts or other hedging strategies. The Company’s future currency hedging strategies if employed may not be successful.
The Company’s dependence on contract manufacturers and suppliers could result in product delivery delays.
     The Company currently uses contract manufacturers to manufacture a significant portion of its NetPerformer products. The Company’s reliance on contract manufacturers involves a number of risks, including the absence of adequate capacity, the unavailability of, or interruptions in access to necessary manufacturing processes and reduced control over delivery schedules. If the Company’s manufacturers are unable or unwilling to continue manufacturing the Company’s products and components in required volumes, then the Company will have to identify one or more acceptable alternative manufacturers. Furthermore, the use of new manufacturers may cause significant interruptions in supply if the new manufacturers have difficulty manufacturing products to the Company’s specifications. Further, the introduction of new manufacturers may increase the variance in the quality of the Company’s products. In addition, the Company relies upon third-party suppliers of specialty components and intellectual property used in its products. It is possible that a component needed to complete the manufacture of the Company’s products may not be available at acceptable prices or on a timely basis, if at all. Inadequate supplies of components, or the loss of intellectual property rights, could affect the Company’s ability to deliver products to its customers. Any significant interruption in the supply of the Company’s products would result in the reduction of product sales to customers, which in turn could permanently harm the Company’s reputation in the industry.

The Company may be subject to litigation.
     The Company may be subject to claims involving how the Company conducts its business or the market for or issuance of the Common Stock or other securities. Any such claims against the Company may affect its business, results of operations and financial conditions. Such claims, including those without merit, could require the Company to pay damages or settlement amounts and would require a substantial amount of time and attention from the Company’s senior management as well as considerable legal expenses. Although the Company does not anticipate that its activities would warrant such claims, there can be no assurances that such claims will not be made.
The Company derives a substantial amount of its revenues from channel distribution partners and such revenues may decline significantly if any major partner cancels or delays a purchase of its products.
     The Company uses an indirect sales model to derive a substantial portion of its revenue. Failure to generate revenue as expected from this channel could have a material adverse effect on the Company’s results of operations and financial condition.
     No channel partner or distributor is obligated to purchase additional products or services from the Company. Accordingly, present and future partners may terminate their purchasing arrangements with the Company or significantly reduce or delay their orders. Any termination, change, reduction or delay in orders could have a material adverse effect on the Company’s results of operations and financial condition. In addition, the Company currently has varying distribution, marketing and development arrangements with its partners. There is no assurance that the Company will continue to enjoy the support and cooperation that it has historically experienced from these parties or their associated distribution channels. Also, there is no certainty that these parties will continue to offer the Company’s products in their sales portfolio. It is possible that these vendors may seek to offer broader product lines and solutions that are competitive with the Company’s products. In addition, they may change their distribution models which could negatively impact revenues of the Company. Furthermore, the Company must correctly anticipate the price, performance and functionality requirements of these partners and must successfully develop products that meet end user requirements and make these products available on a timely basis and in sufficient quantities in order to sustain and grow its business.
The Company’s inability to develop and maintain relationships with key technology suppliers could harm its ability to sustain and grow its business.
     The success of the Company depends to a significant degree upon its continued relationships with leading technology suppliers. The standards for telephony equipment and data networks are evolving, and the Company’s products may not be compatible with new technology standards that may emerge. If the Company is unable to provide its customers with interoperable solutions, then they may make purchases from vendors who provide the requisite product interoperability. This could have a material adverse effect on the Company’s results of operations and financial condition.

FORWARD-LOOKING STATEMENTS

     This prospectus, including the sections of this prospectus titled “Summary” and “Risk Factors” and other sections, contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements regarding the Company’s intent, belief or current expectations about certain matters (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words). Forward-looking statements are also statements that are not statements of historical fact. Because these statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. These factors include, among others:

•	the volatility of the price of the Common Stock;

•	the Company’s ability to fund future growth;

•	the Company’s ability to be profitable;

•	the Company’s ability to attract and retain qualified personnel;

•	general economic conditions of the telecommunications market;

•	the Company’s research and development expenditures;

•	market demand for, and market acceptance of, the Company’s products;

•	legal claims against the Company, including, but not limited to, claims of patent infringement;

•	the Company’s ability to protect the Company’s intellectual property;

•	defects in the Company’s products;

•	the Company’s obligations to indemnify certain customers;

•	the Company’s exposure to risks inherent in international operations and emerging markets;

•	the Company’s dependence on contract manufacturers and suppliers;

•	general economic and business conditions;

•	other risks and uncertainties included in the section of this prospectus titled “Risk Factors”; and

•	other factors disclosed in the Company’s other filings made with the SEC.
THE COMPANY
General
The Company is a global technology provider of next-generation network packet-based bundled technology solutions for service providers. These products enable customers to reduce communications costs, generate additional revenue and secure and optimize network bandwidth. The Company focuses on softswitch, prepaid and compression technologies that optimize bandwidth and enable next-generation protocols such as VoIP, as well as other advanced protocols. The Company is creating open and scalable solutions that are compatible with industry standards and are in emerging high growth areas in international and domestic communications markets.
The Company’s continuing operations include two separate business segments: (i) the Packet-based Technologies Group, which includes the Company’s softswitch, I-Master and NetPerformer divisions and the Company’s subsidiary Telemate.Net Software, Inc.; and (ii) the Advanced Applications Services Group, which includes the Company’s technical applications support group. The Packet-based Technologies Group includes domestic and international sales of hardware and software, integration, applications and technical training and support. The Packet-based Technologies Group offers software-based solutions (which include hardware) for companies seeking to build private, packet-based voice and data networks. In addition, the Packet-based Technologies Group offers software-based solutions for Internet access and usage management that include call accounting and usage reporting for Internet protocol network devices. The Advanced Applications Services Group includes outsourced technical application services and application installation and training services to outside customers, as well as customers of the Company’s Packet-based Technologies Group.

     The Company’s headquarters is located at 400 Galleria Parkway, Suite 200, Atlanta, Georgia 30339, and the Company’s telephone number at that location is (678) 589-3500. The Company maintains a worldwide web address at www.verso.com.
Packet-based Technologies Group
     The Packet-based Technologies Group develops softswitch, software and hardware-based converged packet solutions that use next-generation protocols such as VoIP, as well other advanced protocols for specialized applications such as a Global System for Mobile Communication (“GSM”) backhaul and voice/data over satellite transmissions. The Packet-based Technologies Group focuses on the VoIP, GSM and pre-paid sectors of the communications industry. The Packet-based Technologies Group’s solutions enable service providers to deploy highly efficient converged communication networks which are more cost-effective to operate and which enhance revenues by supporting innovative, higher margin services. The Packet-based Technologies Group differentiates its solutions portfolio from those of the Company’s competitors by providing complete, end-to-end bundled solutions that range from the central core to the edge of the network, as well as offering applications that result in revenue generating end solutions.
     In the first quarter of 2003, the Company acquired substantially all of the operating assets of Clarent Corporation, a pioneer in packet-based technology. The acquisition included Clarent Corporation’s softswitch and NetPerformer product lines. Today, the Clarent® product line supports a variety of diverse business applications from enterprise managed services and retail calling cards to wholesale Internet protocol (“IP”) telephony, IP network clearing services, international long distance and residential dial tone services, as well as network optimization solutions for industry segments such as satellite operators. In August 2004, the Company began working with WSECI, Inc., formerly known as Jacksonville Technology Associates, Inc. (“WSECI”), to resell WSECI’s open and next-generation based pre-paid and post-paid I-Master® solution. This solution is scalable to Tier 1 and Tier 2 carriers and is compatible with other equipment provider’s technologies, including the Company’s technologies, and as such, presents a larger market opportunity for the Company. In March 2005, the Company acquired substantially all the operating assets of WSECI.
     In 2005, the Company’s primary base of customers of the Packet-based Technologies Group consisted of emerging international service providers and domestic rural carriers, as well as a base of large, international Tier I communications carriers and Internet service providers. In an effort by the Company to sell to larger customers and to close larger individual carrier sales, the Company has been bundling its products into packaged solutions, a strategy that the Company hopes will result in larger initial sales and greater long-term opportunities. The Company is leveraging its worldwide installed base of customers towards sales of the Company’s newest Edge Access solutions. In addition, the Company is focusing on building a more efficient network of larger distributors that include original equipment manufacturer partners that will enable the Company to leverage these partners to better scale the growth of the business.
Advanced Applications Services Group
     The Company’s Advanced Applications Services Group consists of the Company’s technical applications support group which provides outsourced technical application services and application installation and training services to outside customers and customers of the Company’s Packet-based Technologies Group.
     The Company’s Advanced Applications Services Group delivers full-service, custom technical support to customers that want to ensure satisfaction with each end-user technology interaction, and supports all of the Company’s product lines, allowing the Company to better leverage resources while ensuring the highest level of customer support. The Company’s Advanced Applications Services Group delivers 24 x 7 help desk support, Tier I, II and III product support, in-sourcing, on-site deployment services, hardware and software training, and project management resources in support of over 10,000 end-users and more than 2,500 internet hot spots around the world.

SELLING SHAREHOLDERS

      The Selling Shareholders may use this prospectus for the resale of shares of Common Stock being registered hereunder for their account, although no Selling Shareholder is obligated to sell any such shares. The following table sets forth certain information regarding the Selling Shareholders and the shares of Common Stock beneficially owned by each of them. All information contained in the table is as of April 13, 2006. The Company is not able to estimate the number of shares of Common Stock that will be held by the Selling Shareholders after the completion of this offering because those Selling Shareholders may offer all, some, or none of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of their shares. None of the Selling Shareholders is an affiliate of the Company. Each of the Selling Shareholders has represented to the Company that such Selling Shareholder is not a broker-dealer or an affiliate of a broker-dealer. The following table assumes that all of the shares of Common Stock being registered hereby will be sold.

       The Selling Shareholders listed in the following table obtained the shares of Common Stock registered hereby for their accounts in connection with the Company’s acquisition of substantially all of the operating assets of WSCI in March 2005 (the “Acquisition”), pursuant to that certain Asset Purchase Agreement dated as of February 23, 2005, among the Company, WSECI and each of the shareholders of WSECI (the “Asset Purchase Agreement”). In connection with the Acquisition, the Company also assumed certain liabilities of WSECI totaling approximately $625,000. Pursuant to the Asset Purchase Agreement, the Company may become obligated to issue to WSECI additional contingent consideration of up to $5.0 million based on the sales of certain WSECI products and services during the 18-month period following the completion of the Acquisition. The contingent consideration is payable in cash or shares of Common Stock at the election of the Company. As of April 18, 2006, WSECI has earned contingent consideration in the amount of $776,493, which the Company has paid by issuing to the Selling Shareholders an aggregate of 295,253 shares of Common Stock (as adjusted for the Reverse Split).

     In connection with the Acquisition, the Company entered into (i) a Registration Rights Agreement with the Selling Shareholders dated as of March 31, 2005, (the “Registration Rights Agreement”); and (ii) a Seller Non-Competition Agreement with the Selling Shareholders dated as of March 31, 2005 (the “Non-Competition Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC the registration statement of which this prospectus is a part and has agreed to file with the SEC no later than March 30, 2007 an additional registration statement to register the resale of the shares of Common Stock constituting the contingent consideration issued to the Selling Shareholders. Pursuant to the Registration Rights Agreement, the Company has filed a registration statement on Form S-3 (No. 333-133373) registering the resale of 295,253 shares of Common Stock issued to the Selling Shareholders as contingent consideration pursuant to the Asset Purchase Agreement. Pursuant to the Non-Competition Agreement, WSECI and each of the Selling Shareholders agreed not to (i) engage for a period of two years after the Acquisition (the “Period”) in activities which are competitive with the business conducted by WSECI prior to the Acquisition (the “Protected Activities”); (ii) solicit during the Period any person employed by WSECI during the six-month period prior to the Acquisition who was engaged in the business conducted by WSECI prior to the Acquisition; (iii) contact, solicit, service or otherwise have any dealings during the Period with any person or entity with whom the Company has a business relationship related to the Protected Activities; or (iv) use for any purpose or disclose to any person during the Period any confidential information concerning the business conducted by WSECI prior to the Acquisition.

			Shares Beneficially
	Shares of Common		Owned After
	Stock Beneficially	Number of	Completion of
	Owned Prior to the	Shares	the Offering (1)(2)(3)
Selling Shareholders	Offering (1)	Being Offered	Number	Percent
Jeffery Auguste(4)	16,887	6,569	10,318	*
Miguel Blanco	7,713	3,002	4,711	*
Kelly P. Collins	34,225	13,314	20,911	*
Comnuity Inc.(5)	2,000	2,000	8,000	*
James Allen Draa(4)	108,966	42,394	66,572	*
Morse Geller	21,502	8,361	13,141	*
Mannon Mehra	10,342	4,024	6,318	*
David A. Pitts(4)	41,600	16,181	25,419	*
Artur Providakes(6)	57,621	22,415	35,206	*
Eyal Wiransky(4)	60,155	23,401	36,754	*
John Ziros(7)	124,237	48,336	75,901	*

*	Less than 1% of the issued and outstanding shares of Common Stock as of April 13, 2006.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which a Selling Shareholder is deemed to have beneficial ownership of any shares of Common Stock that such shareholder has the right to acquire within 60 days of April 13, 2006.

(2)	Based upon 33,056,972 shares of Common Stock outstanding as of April 13, 2006. For the purposes of computing the percentage of outstanding shares of Common Stock held by each Selling Shareholder named above, any shares which such shareholder has the right to acquire within 60 days of April 13, 2006, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other Selling Shareholder.

(3)	Assumes that all shares of Common Stock being offered and registered hereunder are sold, although the Selling Shareholders are not obligated to sell any such shares.

(4)	Messrs. Auguste, Draa, Pitts and Wiransky are currently employees of the Company. Their employment began upon the closing of the Acquisition on March 31, 2005. From August 2004 until March 31, 2005, Messrs. Auguste, Draa, Pitts and Wiransky provided services to the Company as independent contractors under an agreement between WSECI and the Company.

(5)	Steven Petroskey, Chief Executive Officer of Comnuity Inc., exercises on behalf of Comnuity Inc. voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of Comnuity Inc.
(6)	Mr. Providakes was an employee of the Company from March 31, 2005 until February 2006. From August 2004 until March 31, 2005, Mr. Providakes provided services to the Company as an independent contractor under an agreement between WSECI and the Company.

(7)	Mr. Ziros was an employee of the Company from April 2005 until January 3, 2006.

USE OF PROCEEDS

     The Company will not receive any of the proceeds of any sale by any Selling Shareholder of the Common Stock registered hereby.

PLAN OF DISTRIBUTION

     The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the SEC;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

     Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such Selling Shareholder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of Common Stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

     The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of Common Stock registered hereby will be paid by the Selling Shareholder and/or the purchasers.

     The Company has advised each Selling Shareholder that it may not use shares registered hereby to cover short sales of our Common Stock made prior to the date on which this registration statement was declared effective by the SEC.

     The Company is required to pay all fees and expenses incident to the registration of the shares of Common Stock offered hereby, but the Company will not receive any proceeds from the sale of such shares of Common Stock. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION
     The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files with the SEC at the SEC’s public reference room located at 100 F Street, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and through the web site maintained by the SEC at www.sec.gov. The Company’s internet address is www.verso.com.
     The SEC allows the Company to “incorporate by reference” the information the Company files with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the following documents that the Company has filed with the SEC and the Company’s future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until all of the securities offered hereby are sold:
(i)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

(ii)	the Company’s Current Reports on Form 8-K filed with the SEC on February 22, 2006, February 24, 2006, April 7, 2006, April 14, 2006 and April 18, 2006; and

(iii)	the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (file no. 0-22190), filed with the SEC on August 24, 1993.
     You may request a copy of these filings at no cost, by writing the Company at the following address or calling the Company at the following telephone number:
Verso Technologies, Inc.
400 Galleria Parkway
Suite 200
Atlanta, Georgia 30339
Attn: Corporate Secretary
(678) 589-3500
     Except for those instances in which a specific date is referenced, the information in this prospectus is accurate as of [     ], 2006. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. The Company has not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, then you should not rely on it.

EXPERTS

     The consolidated financial statements and schedule of Verso Technologies, Inc. and its subsidiaries as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.
     The consolidated financial statements and schedule of Verso Technologies, Inc. and its subsidiaries for the year ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm (“KPMG”), incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The Company has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

LEGAL MATTERS

     Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota, has passed upon the validity of the shares of the Common Stock offered by this prospectus.

189,997 SHARES

VERSO TECHNOLOGIES, INC.

COMMON STOCK

PROSPECTUS

[______], 2006

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with any offering to be made by the prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstance, create an implication that there has been no change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

PROSPECTUS

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee	$31
Printing Fees and Expenses	0
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	30,000
Miscellaneous	969
Total	$61,000

Item 15. Indemnification of Directors and Officers

     Article V of the Company’s articles of incorporation limits the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act (the “MBCA”). Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit.

     Article IV of the Company’s articles of incorporation gives the Company the power and authority to provide indemnification to officers, directors, employees and agents of the Company to the fullest extent permissible under the MBCA. Section 302A.521 of the MBCA requires that the Company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of Section 302A.521 of the MBCA for a complete statement of such indemnification rights.

     Article VII of the Company’s bylaws provides that the Company shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by the MBCA, as now enacted or hereafter amended, provided that a determination is made in each case, in the manner required by such statute, that the person seeking indemnification is eligible therefor.

     The Company maintains directors’ and officers’ liability insurance, including a reimbursement policy in favor of the Company. The Company has also entered into indemnification agreements with certain of its directors and non-director officers at the level of Vice President and above. The Company’s shareholders ratified such agreements at the 2001 annual meeting of shareholders of the Company.

Item 16. Exhibits

     The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

II-1

Item 17. Undertakings

The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 on Form S-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 18, 2006.

VERSO TECHNOLOGIES, INC.

/s/ Montgomery L. Bannerman
Montgomery L. Bannerman
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Verso Technologies, Inc. hereby constitutes and appoints each of Montgomery L. Bannerman and Juliet M. Reising, his or her attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of Company’s common stock under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Montgomery L. Bannerman Montgomery L. Bannerman	Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2006

/s/ Juliet M. Reising Juliet M. Reising	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Secretary	April 18, 2006

/s/ Mark H. Dunaway Mark H. Dunaway	Director	April 18, 2006

/s/ Paul R. Garcia Paul R. Garcia	Director

/s/ Gary H. Heck Gary H. Heck	Director	April 18, 2006

/s/ James R. Kanely James R. Kanely	Director	April 18, 2006

/s/ Amy L. Newmark Amy L. Newmark	Director	April 18, 2006

/s/ Steven A. Odom Steven A. Odom	Director	April 18, 2006

/s/ James A. Verbrugge James A. Verbrugge	Director	April 18, 2006

EXHIBIT INDEX

Exhibit
No.	Exhibit	Method of Filing
2.1	Asset Purchase Agreement dated as of February 23, 2005 among the Registrant, WSECI, Inc. and the shareholders thereof. (The schedules to the Asset Purchase Agreement have been omitted from this Registration Statement pursuant to Item 601(b)(2) of Regulation S-K, and the Registrant agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 1, 2005.

4.1	Form of Registration Rights Agreement dated as of March 31, 2005 among the Registrant, WSECI, Inc. and the shareholders thereof.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 1, 2005.

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP as to the legality of securities being registered.	Previously filed.

21.1	Subsidiaries of the Registrant.	Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

23.1	Consent of Grant Thornton LLP.	Filed herewith.

23.2	Consent of KPMG LLP.	Filed herewith.

23.3	Consent of Oppenheimer Wolff & Donnelly LLP with respect to its opinion as to the legality of the securities being registered (contained in Exhibit 5.1).	Previously filed.

24.1	Powers of Attorney (contained on the signature page hereto).	Filed herewith.

99.1	Form of Seller Non-competition Agreement by and among the Registrant and the shareholders of WSECI, Inc.	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on March 1, 2005.